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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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AT NORTHFIELD LABORATORIES:         AT FRB | WEBER SHANDWICK:
Steven A. Gould, M.D.               Lisa Fortuna                  Cindy Martin
Chief Executive Officer             Investors                     Media
(847) 864-3500                      (312) 640-6779                (312) 640-6741


FOR IMMEDIATE RELEASE
FRIDAY, AUGUST 30, 2002

             NORTHFIELD RESPONDS TO CLAIMS OF DISSIDENT SHAREHOLDER

EVANSTON, ILLINOIS, AUGUST 30, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS:
NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, today issued the following statement in response to recent misstatements made by dissident shareholder C. Robert Coates:

"In recent weeks, Mr. Coates has issued a series of press releases and announcements in which he has made what we believe are a number of baseless and harmful allegations. We understand that Mr. Coates is entitled to voice his opinions, even if we disagree with them. WE FEEL STRONGLY, HOWEVER, THAT HE HAS NO RIGHT TO SOLICIT SHAREHOLDER VOTES BASED ON UNSUBSTANTIATED CLAIMS AND FALSE ALLEGATIONS.

We particularly object to the following statements made by Mr. Coates:

     - He claims that in 1997 Northfield "reportedly" refused a buyout offer from an unnamed pharmaceutical company at a price "rumored" to exceed $30 per share. THIS STATEMENT IS COMPLETELY FALSE. NORTHFIELD HAS NEVER RECEIVED OR REJECTED AN OFFER OF THIS TYPE FROM ANY PHARMACEUTICAL COMPANY OR OTHER POTENTIAL BUYER.

     - He alleges that our "manufacturing operating procedures appear not to be in compliance" with FDA requirements. THIS ALLEGATION HAS NO BASIS IN FACT. NORTHFIELD'S MANUFACTURING OPERATIONS ARE CONDUCTED IN COMPLIANCE WITH APPLICABLE FDA REQUIREMENTS. WE HAVE NEVER RECEIVED ANY COMPLAINT, FROM THE FDA OR ANY OTHER SOURCE, REGARDING OUR MANUFACTURING OPERATIONS.

     - Mr. Coates has claimed that Northfield's independent nominating committee "refused to discuss" his credentials or to meet with his other board nominee. IN FACT, HE MET BY PHONE WITH THE MEMBERS OF OUR NOMINATING COMMITTEE AND DISCUSSED HIS QUALIFICATIONS AND REASONS FOR SEEKING NOMINATION AS A DIRECTOR. MR. WILLIAMS, HIS OTHER BOARD NOMINEE, DIDN'T EVEN BOTHER TO RESPOND TO OUR OFFER TO DISCUSS HIS QUALIFICATIONS WITH NORTHFIELD'S NOMINATING COMMITTEE.

Unfortunately, Mr. Coates has a long track record of making claims that are unsupported by the facts. When he first threatened Northfield with a proxy contest two years ago, he filed reports with the SEC in which he falsely claimed that his tax consulting company, Management Insights,

                                    - MORE -

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was a "venture capital and investment firm" that acted as "fund manager" to
"ProxyCapital LP, a value-oriented hedge fund." THE SEC FORCED HIM TO RETRACT THESE STATEMENTS WHEN IT BECAME APPARENT THEY WERE COMPLETE FABRICATIONS - PUBLIC RECORDS SHOWED THAT HIS SUPPOSED "HEDGE FUND" NEVER EVEN EXISTED.

Mr. Coates appears prepared to say anything, true or not, to garner votes. He has argued that Northfield shareholders would be in a "no-lose" situation if we were to expand the size of our board to accommodate Mr. Coates and his director nominee.

Contrary to his assertions, we think that the Coates/Williams slate presents a "lose-lose" proposition for Northfield shareholders. Ask yourself what is the value of expanding a board only to add directors who are so apparently lacking in the necessary qualifications and experience to effectively serve Northfield shareholders. WE BELIEVE THAT MR. COATES' RECENT DISRUPTIVE BEHAVIOR - INCLUDING HIS NUMEROUS UNFOUNDED ALLEGATIONS AND FALSE AND MISLEADING STATEMENTS - HAS DEMONSTRATED THAT HIS ELECTION AS A DIRECTOR WOULD NOT BE IN THE BEST INTERESTS OF NORTHFIELD'S SHAREHOLDERS.

The annual meeting of shareholders is only two weeks away and each vote is important. Northfield urges it shareholders to act today to protect the value of their investment by signing, dating and returning the BLUE proxy card today."


Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

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